UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2014

BLUEPHOENIX SOLUTIONS LTD.

(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Suite 4616, Seattle WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amended and Restated Agreement and Plan of Merger

On October 14, 2014, BluePhoenix Solutions, Ltd., an Israeli company (the “Foreign Parent” or “BluePhoenix”) entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) by and among Modern Systems Corporation (f/k/a BluePhoenix Solutions USA, Inc.), a Delaware corporation and an indirect, wholly-owned subsidiary of Foreign Parent (“Parent”); BP-AT Acquisition Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”); Sophisticated Business Systems, Inc., a Texas corporation doing business as “Ateras” (the “Company”); the stockholders of the Company listed on the signature page thereof; and Scott Miller (“Stockholder Representative”). The Amended Merger Agreement amends and restates in its entirety the terms and conditions of the Agreement and Plan of Merger dated August 13, 2014 by and among the same parties (the “Merger Agreement”). The Current Report on Form 8-K filed by BluePhoenix on August 14, 2014 includes a summary of the Merger Agreement and is incorporated herein by reference. The following is a description of the terms and conditions of the Merger Agreement that were amended and restated pursuant to the Amended Merger Agreement.

Pursuant to the Amended Merger Agreement, the Foreign Parent will not be required to register or merge into a Delaware Corporation and become a United States based corporation, as originally contemplated by the Merger Agreement. In addition, BluePhoenix and Modern Systems Corporation have agreed to indemnify certain Ateras shareholders against costs and expenses arising from certain potential tax indemnity events, which indemnity obligations shall not exceed $500,000.

The Amended Merger Agreement provides that BluePhoenix or the Company may mutually agree to terminate the Amended Merger Agreement before completing the Merger. In addition, BluePhoenix or the Company may decide to terminate the Amended Merger Agreement if, among other things:

•	the other party materially breaches the Amended Merger Agreement, and fails to timely cure such breach, and such breach would give rise to the failure of the conditions to closing;
•	the conditions to the Merger have not been or will not be fulfilled by December 12, 2014 (unless due to that party’s failure to perform or comply with any covenants, agreements or obligations); or
•	a court or other governmental entity issues a final and nonappealable order prohibiting the Merger.

In addition, the Company may terminate the Amended Merger Agreement if BluePhoenix shareholder approval is not obtained or if the meeting to hold such vote is postponed, adjourned, or cancelled, except to the extent required by certain applicable legal requirements, without the prior written consent of the Stockholder Representative.

Consummation of the Merger is subject to (A) the parties reaching mutually agreeable terms with respect to all ancillary agreements referenced in the Amended Merger Agreement, including but not limited to BluePhoenix shareholder investment letters, registration rights, an escrow agreement and preemptive rights agreement, (B) appointment of the Stockholder Representative to BluePhoenix’s Board of Directors, (C) a waiver from Prescott Group Aggressive Small Cap Master Fund, G.P. (“Prescott”) regarding the adjustment shares referred to under the securities purchase agreement executed between Prescott and the Company dated as of November 25, 2013, which waiver has been obtained, (D) a unilateral letter of undertaking to be provided by BluePhoenix’s largest shareholders regarding consent to appoint the Stockholder Representative to the Board of Directors and (E) other customary conditions, including, among others, accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), and material compliance by the other party with its obligations under the Amended Merger Agreement.

A copy of the Amended Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amended Merger Agreement is qualified in its entirety by reference to the full text of the Amended Merger Agreement. The Amended Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. The representations and warranties made in the Merger Agreement may not accurately characterize the current actual state of facts with respect to BluePhoenix because they were made as of specific dates and are subject to important exceptions, qualifications, limitations and supplemental information agreed to by BluePhoenix and the other parties to the Merger Agreement and in part contained in the confidential disclosure letters delivered by the parties in connection with negotiating the Merger Agreement. Moreover, some of those representations and warranties may be subject to a contractual standard of materiality different from the standard applicable to BluePhoenix’s public filings with the SEC or may have been used for the purpose of allocating risks between BluePhoenix and the other parties rather than establishing matters as facts. The Merger Agreement is not intended to provide any other factual information about the Foreign Parent, Parent, Merger Sub, Company Stockholders, or the Company.

Where You Can Find More Information

This Form 8-K may be deemed to be solicitation material in respect of the proposed Merger. This Form 8-K should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement that Foreign Parent will be filing in connection with shareholder approval of the Merger, as well as in the Forms 10-K, Forms 10-Q and other filings that Foreign Parent makes with the Securities and Exchange Commission (“SEC “). The proxy statement will be mailed or otherwise made available to shareholders and shareholders and investors will be able to obtain the proxy statement free of charge when it becomes available at www.sec.gov and http://bphx.com/our-company/investor-info/. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Participants in Solicitation

The directors and executive officers of BluePhoenix and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding BluePhoenix’s directors and executive officers is available in its proxy statement filed with the SEC by BluePhoenix on November 22, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials regarding the Merger to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein. Upon the closing of the Merger, BluePhoenix will issue 6,195,494 unregistered ordinary shares, par value NIS 0.04 per share, to the former Ateras shareholders in exchange for the cancellation of the shares of Ateras stock held by such shareholders in connection with the Merger. The issuance of ordinary shares will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2014, Harel Kodesh notified the Company of his decision not to stand for reelection to the Board of Directors of the Company at the Company’s 2014 Annual Meeting of Shareholders (the “Annual Meeting”). Mr. Kodesh will continue to serve as a director until the date of the Annual Meeting. Mr. Kodesh indicated that his decision not to stand for reelection was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

2.1 Amended and Restated Agreement and Plan of Merger dated October 14, 2014*

* Schedules and exhibits to the Amended Merger Agreement have been omitted pursuant to Item 602(b)(2) of Regulation S-K. Foreign Parent will furnish a supplemental copy of any omitted schedules, when agreed-upon by the parties, to the extent required by SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUEPHOENIX SOLUTIONS LTD
(Registrant)

Date October 15, 2014	By:	/s/ Rick Rinaldo
Rick Rinaldo Chief Financial Officer

Exhibit Number	Description
2.1	Amended and Restated Agreement and Plan of Merger dated October 14 2014*

* Schedules and exhibits to the Amended Merger Agreement have been omitted pursuant to Item 602(b)(2) of Regulation S-K. Foreign Parent will furnish a supplemental copy of any omitted schedules, when agreed-upon by the parties, to the extent required by SEC.